Exhibit 10.23.1
AMENDMENT NO. 1
TO
STOCK PURCHASE AGREEMENT
     Amendment No. 1, dated as of June 24, 2005 (this “Amendment No. 1”), to the Stock Purchase Agreement, dated as of May 15, 2005 (the “Purchase Agreement”), between COFFEYVILLE GROUP HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and COFFEYVILLE ACQUISITION LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. All section references used herein are to the Purchase Agreement.
W I T N E S S E T H:
     WHEREAS, Buyer and Seller have entered into the Purchase Agreement; and
     WHEREAS, Buyer and Seller desire to amend the terms of the Purchase Agreement and Disclosure Schedule as set forth below.
     NOW, THEREFORE, in consideration of the foregoing, Buyer and Seller hereby agree to amend the Purchase Agreement as follows:
ARTICLE I
Amendments to the Purchase Agreement
     1.1. The defined term “Business” in Section 1 of the Purchase Agreement is hereby amended by deleting the parenthetical “(which memorandum of understanding will be assigned by Coffeyville Resources, LLC or its Affiliates to Seller or its designee prior to the Closing)” immediately after the word “Affiliates.”
     1.2. The defined term “Disclosure Schedule” in Section 1 of the Purchase Agreement is hereby amended by adding the words “and Buyer, as applicable,” immediately after the word “Seller.”
     1.3. The defined term “Excluded Liabilities” in Section 1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “Excluded Liabilities” means any Losses relating to, arising from or incurred in connection with (i) the Leiber Transactions, the Leiber Business or the business and operations of Leiber Holdings, LLC, a Delaware limited liability company, or any of its direct or indirect Subsidiaries, including, without limitation, (x) in connection with the organization, operation or redemption of The Leiber Group, Inc.’s interests in CL JV Holdings and any transactions related thereto, (y) any incremental Tax liability of any of the Companies or any of the Operating Subsidiaries and any incremental loss of Tax attributes of the Companies or any of the Operating Subsidiaries related thereto, and (z) any Tax liability of any of CL JV Holdings and any loss of Tax attributes of CL JV Holdings related thereto (excluding, for purposes hereof, any fees or expenses of accountants for the Companies incurred to restate the financial statements of the Companies or the Operating Subsidiaries for the purpose of reflecting the Leiber Transactions), and (ii) the GAF Liabilities. Notwithstanding the foregoing, Excluded Liabilities does not include any income Taxes attributable to the Leiber Transactions or any Losses relating to, arising from or incurred in connection with the operation, redemption of interests in, dissolution, winding up, liquidation or termination of CL JV Holdings and any transactions related thereto, in each case, after the Closing Date.”
     1.4. The defined term “Leiber Transactions” shall be amended to replace the reference therein to “Section 7.15” with a reference to “Section 7.14.”
     1.5. Section 3.1(b)(i) of the Purchase Agreement is hereby amended to replace the words “the Companies” with “NF Inc. and R&M Inc.”
     1.6. Section 3.1(b)(ii)(i) of the Purchase Agreement is hereby amended to replace the word “Buyer” with the words “NF Inc. and R&M Inc.”
     1.7. Section 3.1(b)(ii) of the Purchase Agreement is hereby amended to add a new sentence immediately prior to the last sentence of this section that reads as follows: “Any payments made by or to NF Inc. and R&M Inc. pursuant to this Section 3.1(b)(ii) shall be treated as adjustments to the payments to Seller for Shares of such corporations.”
     1.8. Section 3.1(c)(i) of the Purchase Agreement is hereby amended by replacing the reference in the first sentence thereof to “thirty (30) days after the date hereof” with a reference to “the Closing Date.”
     1.9. Section 3.2(b)(ii) of the Purchase Agreement is hereby amended to replace each reference to “Section 3.3(b)(ii)” in such Section with a reference to “Section 3.2(b)(ii).”
     1.10. Clause (i) in the first sentence of Section 3.2(c) of the Purchase Agreement is hereby amended by adding “; provided, that, such calculation of Working Capital shall be calculated after giving effect to the consummation of the Leiber Transactions and the distributions of or redemptions with cash by the Companies to the Seller and the distributions of cash by Coffeyville Resources, LLC in connection therewith” immediately after the words “at the Closing.”
     1.11. Section 4.2(b)(i) of the Purchase Agreement is hereby amended to replace the words “the Companies” with “NF Inc. and R&M Inc.”
     1.12. Section 4.2(d) of the Purchase Agreement is hereby amended to replace the first reference to “Seller” with a reference to “Buyer” and each reference to “the Companies” with a reference to “NF Inc. and R&M Inc.”
     1.13. Section 4.2(e) of the Purchase Agreement is hereby amended to replace the reference to “the Companies” with a reference to “NF Inc. and R&M Inc.” Section 4.2(e) of the Purchase Agreement is further amended to replace each reference to the word “Company” with a reference to the word “company.”

     1.14. The first sentence of Section 5.3(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “Coffeyville Resources, LLC has issued and outstanding one hundred (100) Class A membership units, all of which are held by Pipeline, Inc., one hundred (100) Class B membership units, 29.86 of which will be held by R&M Inc. and 70.14 of which will be held by CL JV Holdings at Closing, one hundred (100) Class C membership units, 29.86 of which will be held by NF Inc. and 70.14 of which will be held by CL JV Holdings at Closing, one hundred (100) Class D membership units, all of which are held by CT Inc., and one hundred (100) Class E membership units, all of which are held by Terminal Inc.”
     1.15. Section 5.25 of the Purchase Agreement is hereby amended by adding the phrase “described in clause (i) of the definition of Excluded Liabilities” immediately after the words “Excluded Liabilities.”
     1.16. The first paragraph in Section 6 of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “Except as set forth in the Disclosure Schedule delivered by Buyer (it being agreed that any matter disclosed in a particular Section of the Disclosure Schedule delivered by Buyer shall be deemed to have been disclosed with respect to any other Sections of this Agreement to the extent that the relevance of such matter to such other Section is readily apparent from the information disclosed), Buyer represents and warrants to Seller that the statements contained in this Section 6 are true, correct and complete as of the date of this Agreement, except to the extent that such statements are expressly made only as of a specified date, in which case Buyer represents and warrants that such statements are correct and complete as of such specified date.”
     1.17. The first sentence of Section 7.14 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “Prior to the Closing, Seller shall cause Coffeyville Resources, LLC or CL JV Holdings, as applicable, to (i) distribute the Leiber Business (which will include Leiber Holdings, LLC and its Subsidiaries) to The Leiber Group, Inc. (including by means of a merger of Leiber Holdings LLC with a “disregarded entity” owned by The Leiber Group, Inc.), (ii) terminate the entire interest of The Leiber Group, Inc. in CL JV Holdings (including any cash payments necessary to thereafter reduce the capital account of The Leiber Group, Inc. to zero) and (iii) take such other steps (including Tax elections and methodologies) and make such other adjustments to the capital structure and operative agreements of the Companies and the Operating Subsidiaries as are required to effectuate the transactions described in clauses (i) or (ii) above, in each case with the consent of the Buyer (which consent shall not be unreasonably withheld), and in a manner so as to avoid, to the maximum extent possible, any mandatory negative adjustment, under Section 734(b) or 743(b) of the Internal Revenue Code, to the tax basis of CL JV Holdings, LLC of its interest in Coffeyville Resources, LLC or to the tax bases of the assets of Coffeyville Resources, LLC (such transactions, the “Leiber Transactions”).”
     1.18. The Purchase Agreement is hereby amended by adding a new Section 7.17 as follows:

     “7.17 Transfer. Prior to the Closing, Seller shall transfer the stock of CT Inc., Terminal Inc. and Pipeline Inc. to R&M Inc. in a manner reasonably acceptable to Buyer.”
     1.19. Section 8.8 of the Purchase Agreement is hereby amended to replace the reference to “Section 4.2(c)” in such Section with a reference to “Section 4.2(e).”
ARTICLE II
Amendments to Schedules
     2.1. The Disclosure Schedule is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.
ARTICLE III
Miscellaneous
     3.1. Effect of Amendment. Except as and to the extent expressly modified by this Amendment No. 1, the Purchase Agreement shall remain in full force and effect in all respects. All references in the Purchase Agreement to “the Agreement” are references to the Purchase Agreement as amended by this Amendment No. 1.
     3.2. No Third-Party Beneficiaries. Notwithstanding anything contained in this Amendment No. 1 to the contrary, nothing in this Amendment No. 1, express or implied, is intended to confer on any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment No. 1.
     3.3. Governing Law. This Amendment No. 1 shall be governed by and construed and interpreted in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.
     3.4. Counterparts. This Amendment No. 1 may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
     3.5. Amendment. This Amendment No. 1 may not be amended except by an instrument in writing signed on behalf of each of Buyer and Seller.
[Signature page follows]

     IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment No. 1 as of the date set forth above.

COFFEYVILLE GROUP HOLDINGS, LLC

By:	Coffeyville Resources Management, Inc.,
its Managing Member

By:	/s/ Philip L. Rinaldi
Name: Philip L. Rinaldi
Title: Chief Executive Officer

COFFEYVILLE ACQUISITION LLC

By:	/s/ John J. Lipinski
Name: John J. Lipinski
Title: President and Chief Executive Officer

EXHIBIT A
Disclosure Schedule